Exhibit 99.1

November 20, 2017

Beacon Roofing Supply Reports Fourth Quarter and Fiscal Year 2017 Results

•	Record fourth quarter net sales of $1.3 billion (9.8% growth year-over-year)
•	Fourth quarter EPS of $0.73 ($0.93 Adjusted) vs. $0.78 ($0.88 Adjusted) in the prior year
•	Record full fiscal year net sales of $4.4 billion (6.0% growth year-over-year)
•	Fiscal year EPS of $1.67 ($2.18 Adjusted) vs. $1.49 ($2.10 Adjusted) in the prior year
•	Completed five acquisitions totaling 23 branches and opened 4 greenfield locations in fiscal year 2017
•	On August 24, announced agreement to acquire 208 branch Allied Building Products for $2.6 billion with anticipated January 2, 2018 closing

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (NASDAQ:BECN) announced results today for its fourth quarter and fiscal year ended September 30, 2017 (“2017” or “Fiscal 2017”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “Fiscal 2017 produced a second consecutive year of record sales, Adjusted EBITDA and Adjusted EPS. In addition, we saw robust operating cash flow generation of approximately $315 million, which is almost a threefold improvement over the prior year. We are pleased with our fourth quarter performance, and even more excited about the future, as monthly sales trends accelerated throughout the quarter and early 2018 visibility is supported by solid re-roofing trends and two meaningful storm events. Our residential roofing product line posted its 14th consecutive quarter of sales growth and remained our strongest performing sector. Overall sales growth was very balanced among our three categories as commercial roofing produced positive growth with a mid-single digit increase. Our complementary product line also posted a 7.3% daily sales increase, the result of Beacon’s targeted efforts and solid underlying end market trends. Our 2017 gross margin percentage finished above robust 2016 levels and represented our best annual performance as a public company ever. Adding to our great financial performance in 2017 was our August 24th announcement of the Allied Building Products acquisition, which remains on track to close on schedule on January 2nd. The addition of Allied will enable Beacon to reach new heights in 2018, delivering new products and better service to our customers, stronger results for our shareholders and greater career opportunities for our employees. These are exciting times at Beacon, as our industry outlook remains positive and Beacon’s position to achieve profitable growth is stronger than ever.”

Fourth Quarter

Total sales increased 9.8% to a fourth quarter record of $1.29 billion in 2017, from $1.17 billion in 2016.  Residential roofing product sales increased 9.3%, non-residential roofing product sales increased 5.3%, and complementary product sales increased 20.7% over the prior year. Existing markets same day sales, excluding acquisitions, increased 8.2% for the quarter. The fourth quarter of fiscal years 2017 and 2016 had 63 and 64 business days, respectively.

Net income for the fourth quarter was $45.1 million, compared to $47.4 million in 2016. Fourth quarter EPS was $0.73, compared to $0.78 in 2016. Adjusted Net Income (Loss), after removing the impact of non-recurring costs related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition, was $57.8 million in the fourth quarter 2017, compared to $53.6 million in 2016. Fourth quarter Adjusted EPS was $0.93, compared to $0.88 in 2016. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Fourth quarter results were positively impacted by strong net sales growth within each of our three product lines. Compared to the prior year, fiscal year 2017 operating performance was negatively impacted by lower gross margins and higher operating costs.

Fiscal Year

Total sales increased 6.0% to an annual record of $4.38 billion in 2017, from $4.13 billion in 2016. Residential roofing product sales increased 8.7%, non-residential roofing product sales decreased 4.4%, and complementary product sales increased 19.5% over the prior year. Existing market same day sales, excluding acquisitions, increased 3.4% year to date. Fiscal years 2017 and 2016 had 252 and 254 business days, respectively.

Net income for the full-year was $100.9 million, compared to $89.9 million in 2016. 2017 EPS was $1.64, compared to $1.49 in 2016. Adjusted Net Income (Loss), after removing the impact of non-recurring costs related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition, was $133.6 million year to date, compared to $126.5 million in 2016. 2017 Adjusted EPS was $2.18, compared to $2.10 in 2016. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Compared to the prior year, fiscal year 2017 results were positively impacted by strong net sales growth within our residential roofing and complementary product lines, partially offset by a net sales decrease in our non-residential roofing product line.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Fourth Quarter and Fiscal Year 2017 Earnings Results Webcast and Conference Call
When	Monday, November 20, 2017
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)
Live Call:	720-634-9063; Conf. ID #6068898

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 382 branches throughout 48 states in the U.S. and 6 provinces in Canada.  To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2017[1]	% of Net Sales	2016[2]	% of Net Sales	2017[1]	% of Net Sales	2016[2]	% of Net Sales
Net sales	$1,289,868	100.0%	$1,174,366	100.0%	$4,376,670	100.0%	$4,127,109	100.0%
Cost of products sold	967,227	75.0%	872,324	74.3%	3,300,731	75.4%	3,114,040	75.5%
Gross profit	322,641	25.0%	302,042	25.7%	1,075,939	24.6%	1,013,069	24.5%
Operating expense	235,317	18.2%	206,164	17.6%	859,843	19.6%	808,085	19.6%
Income from operations	87,324	6.8%	95,878	8.1%	216,096	5.0%	204,984	4.9%
Interest expense, financing costs, and other	13,512	1.0%	16,944	1.4%	52,751	1.2%	58,452	1.4%
Income before provision for income taxes	73,812	5.8%	78,934	6.7%	163,345	3.8%	146,532	3.5%
Provision for income taxes	28,681	2.3%	31,542	2.7%	62,481	1.5%	56,615	1.3%
Net income	$45,131	3.5%	$47,392	4.0%	$100,864	2.3%	$89,917	2.2%

Weighted-average common stock outstanding:
Basic	60,861,950		59,814,221		60,315,648		59,424,372
Diluted	61,880,280		60,839,414		61,344,263		60,418,067

Net income per share:
Basic	$0.74		$0.79		$1.67		$1.51
Diluted	$0.73		$0.78		$1.64		$1.49

¹   The fourth quarter 2017 operating results include $11.0 million ($6.8 million, net of taxes) of non-recurring charges, $8.3 million ($5.1 million, net of taxes) of additional amortization for acquired intangibles, and $1.2 million ($0.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. Fiscal year 2017 operating results include $15.7 million ($9.7 million, net of taxes) of non-recurring charges, $32.0 million ($19.7 million, net of taxes) of additional amortization for acquired intangibles, and $5.4 million ($3.3 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

²  The fourth quarter 2016 operating results include $1.4 million ($1.2 million, net of taxes) of non-recurring charges, $5.7 million ($3.6 million, net of taxes) of additional amortization for acquired intangibles, and $2.1 million ($1.4 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. Fiscal year 2016 operating results include $29.1 million ($17.9 million, net of taxes) of non-recurring charges, $22.8 million ($14.0 million, net of taxes) of additional amortization for acquired intangibles, and $7.6 million ($4.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	September 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$138,250	$31,386
Accounts receivable, net	704,527	626,965
Inventories	551,924	480,736
Prepaid expenses and other current assets	209,138	163,103
Total current assets	1,603,839	1,302,190

Property and equipment, net	156,129	148,569
Goodwill	1,251,986	1,197,565
Intangibles, net	429,069	464,024
Other assets, net	8,534	1,511

Total Assets	$3,449,557	$3,113,859

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$503,697	$360,915
Accrued expenses	261,297	161,113
Current portion of long-term obligations	14,141	14,811
Total current liabilities	779,135	536,839

Borrowings under revolving lines of credit, net	3,205	359,661
Long-term debt, net	721,268	722,929
Deferred income taxes, net	138,383	135,482
Long-term obligations under equipment financing and other, net	25,760	35,121
Total liabilities	1,667,751	1,790,032

Commitments and contingencies

Stockholders' equity:
Common stock	677	598
Undesignated preferred stock	-	-
Additional paid-in capital	1,047,506	694,564
Retained earnings	748,186	647,322
Accumulated other comprehensive loss	(14,563)	(18,657)
Total stockholders' equity	1,781,806	1,323,827
Total Liabilities and Stockholders' Equity	$3,449,557	$3,113,859

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended September 30,
	2017	2016
Operating activities:
Net income	$100,864	$89,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,467	100,191
Stock-based compensation	15,071	17,749
Certain interest expense and other financing costs	10,497	8,329
Gain on sale of fixed assets	(839)	(1,882)
Deferred income taxes	393	25,200
Other, net	-	-
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(60,185)	(30,408)
Inventories	(51,768)	43,489
Prepaid expenses and other assets	(44,208)	(12,841)
Accounts payable and accrued expenses	228,908	(119,096)
Net cash provided by operating activities	315,200	120,648

Investing activities:
Purchases of property and equipment	(39,828)	(26,315)
Acquisition of businesses	(129,390)	(1,018,188)
Proceeds from sales of assets	2,233	1,882
Net cash used in investing activities	(166,985)	(1,042,621)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	(369,102)	350,927
Borrowings under term loan, net of repayments	(4,500)	259,875
Borrowings under Senior Notes	-	300,000
Borrowings under equipment financing facilities and other, net of repayments	(10,034)	(4,724)
Payment of debt issuance costs	(1,669)	(28,325)
Proceeds from secondary offering of common stock	345,503	-
Payment of issuance costs from secondary offering of common stock	(14,684)	-
Proceeds from issuance of common stock related to equity awards	11,341	24,160
Taxes paid related to net share settlement of equity awards	(392)	(2)
Excess tax benefit from stock-based compensation	2,937	4,956
Net cash provided by (used in) financing activities	(40,600)	906,867

Effect of exchange rate changes on cash	(751)	831

Net increase (decrease) in cash and cash equivalents	106,864	(14,275)
Cash and cash equivalents, beginning of period	31,386	45,661
Cash and cash equivalents, end of period	$138,250	$31,386

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$699,100	54.2%	$639,852	54.5%	$59,248	9.3%
Non-residential roofing products	373,720	29.0%	354,746	30.2%	18,974	5.3%
Complementary building products	217,048	16.8%	179,768	15.3%	37,280	20.7%
	$1,289,868	100.0%	$1,174,366	100.0%	$115,502	9.8%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$688,423	55.2%	$639,829	54.6%	$48,594	7.6%
Non-residential roofing products	368,652	29.6%	351,628	30.0%	17,024	4.8%
Complementary building products	189,831	15.2%	179,746	15.4%	10,085	5.6%
	$1,246,906	100.0%	$1,171,203	100.0%	$75,703	6.5%

Existing Market[1] Sales By Business Day[2]
	Three Months Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$10,927	55.2%	$9,997	54.6%	$930	9.3%
Non-residential roofing products	5,852	29.6%	5,494	30.0%	358	6.5%
Complementary building products	3,013	15.2%	2,809	15.4%	204	7.3%
	$19,792	100.0%	$18,300	100.0%	$1,492	8.2%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the fourth quarter of fiscal year 2017.
[2]	There were 63 and 64 business days in each of the quarters ended September 30, 2017 and 2016, respectively.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Year Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,380,435	54.4%	$2,190,762	53.1%	$189,673	8.7%
Non-residential roofing products	1,273,153	29.1%	1,331,319	32.3%	(58,166)	(4.4%)
Complementary building products	723,082	16.5%	605,028	14.6%	118,054	19.5%
	$4,376,670	100.0%	$4,127,109	100.0%	$249,561	6.0%

Consolidated Sales by Product Line for Existing Markets[1]
	Year Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,269,105	55.9%	$2,140,405	54.1%	$128,700	6.0%
Non-residential roofing products	1,249,001	30.7%	1,307,731	33.0%	(58,730)	(4.5%)
Complementary building products	545,222	13.4%	512,186	12.9%	33,036	6.5%
	$4,063,328	100.0%	$3,960,322	100.0%	$103,006	2.6%

Existing Market[1] Sales By Business Day[2]
	Year Ended September 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$9,004	55.9%	$8,427	54.1%	$577	6.8%
Non-residential roofing products	4,956	30.7%	5,149	33.0%	(193)	(3.7%)
Complementary building products	2,164	13.4%	2,016	12.9%	148	7.3%
	$16,124	100.0%	$15,592	100.0%	$532	3.4%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2017.
[2]	There were 252 and 254 business days for the years ended September 30, 2017 and 2016, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands except per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2017		2016		2017		2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$45,131	$0.73	$47,392	$0.78	$100,864	$1.64	$89,917	$1.49
Company adjustments, net tax:
Acquisition costs[2]	12,625	0.20	6,203	0.10	32,700	0.54	36,608	0.61
Adjusted Net Income (Loss)	$57,756	$0.93	$53,595	$0.88	$133,564	$2.18	$126,525	$2.10

¹

Adjusted Net Income (Loss) is defined as net income excluding non-recurring costs related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts).

[2]

Acquisition costs reflect non-recurring charges related to acquisitions and certain incremental amortization of intangibles related to the RSG acquisition, net of $7.8 million and $3.1 million in tax for the three months ended September 30, 2017 and 2016, respectively and net of $20.5 million and $22.9 million in tax for the years ended September 30, 2017 and 2016, respectively.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016
Net income	$45,131	$47,392	$100,864	$89,917
Acquisition costs[2]	11,030	1,438	15,745	24,749
Interest expense, net	13,704	16,309	53,802	58,145
Income taxes	28,681	31,542	62,481	56,615
Depreciation and amortization	30,229	27,172	116,467	100,191
Stock-based compensation	3,847	3,679	15,074	17,749
Adjusted EBITDA	$132,622	$127,532	$364,433	$347,366

Adjusted EBITDA as a % of net sales	10.3%	10.9%	8.3%	8.4%

¹

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation, and non-recurring acquisition costs from acquisitions. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute Adjusted EBITDA using the same consistent method from quarter-to-quarter and year-to-year.

[2]

Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.